UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2017

Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1912 Farmer Brothers Drive, Northlake, Texas 76262
(Address of Principal Executive Offices)

888-998-2468
(Registrant’s Telephone Number, Including Area Code)

13601 North Freeway, Suite 200, Fort Worth, Texas 76177
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1032317.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On February 13, 2017, Barry C. Fischetto voluntarily resigned from his position as Senior Vice President of Operations of Farmer Bros. Co., a Delaware corporation (the "Company"), effective as of such date to pursue other opportunities. In connection with his resignation, on February 17, 2017, the Company and Mr. Fischetto entered into a Confidential General Release and Separation Agreement (the “Separation Agreement”). Subject to the terms of the Separation Agreement, including effectiveness of a general release of claims against the Company, Mr. Fischetto will be entitled to receive six months of severance pay, partial reimbursement for COBRA coverage up to six months, and a prorated bonus under the Farmer Bros. Co. 2005 Incentive Compensation Plan for fiscal 2017 based on Mr. Fischetto’s target award thereunder for fiscal 2017. Except for the obligations expressly set forth in the Separation Agreement, the Company has no further obligations to Mr. Fischetto. The foregoing description of the Separation Agreement is qualified in its entirety by the full text of the Separation Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

10.1	Confidential General Release and Separation Agreement by and between Barry C. Fischetto and Farmer Bros. Co. dated February 17, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:  February 17, 2017

FARMER BROS. CO.

By:	/s/ Michael H. Keown
Michael H. Keown
President and Chief Executive Officer

Exhibit No.	Description

10.1	Confidential General Release and Separation Agreement by and between Barry C. Fischetto and Farmer Bros. Co. dated as of February 17, 2017